                                                                   Exhibit 10.21
                                                               EXECUTION VERSION

                              SMARTDISK CORPORATION

                        SERIES A REDEEMABLE, CONVERTIBLE
                       PREFERRED STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement"), is made and entered into as of the 9th day of December, 2002, among SMARTDISK CORPORATION, a Delaware corporation (the "Company"), on the one hand, and the investors named on the attached Schedule A (collectively the "Investors" and each individually an "Investor"), on the other hand.

                                    RECITALS

      A. The Company wishes to issue and sell to the Investors 2,552,364.8 shares (the "Shares") of Series A Redeemable Convertible Preferred Stock par value $.001 per share (the "Preferred Stock"), at a per share purchase price of $1.00, the material terms of which are set forth on Exhibit A attached hereto.

      B. The Investors wish to purchase the Shares on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

                                   Article I

                                 SALE OF SHARES

      1.01 Issuance, Sale and Delivery of the Shares. Subject to the terms and conditions hereof and in reliance upon the representations, warranties, covenants and agreements contained herein, the Company hereby agrees to issue and sell to the Investors, and each Investor hereby severally agrees to purchase from the Company at the Closing (as hereinafter defined), the aggregate number of Shares set forth opposite the name of such Investor under the heading "Number of Preferred Shares" on Schedule A attached hereto. Subject to the terms of the Shares, each Investor's Share will be convertible into the number of shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), set forth opposite the Investor's name under the heading "Number of Convertible Common Shares" on Schedule A attached hereto.

      1.02 Closing.

            (a) The sale and purchase of the Shares shall take place at a closing (the "Closing") at the Company's offices in Naples, Florida at 10:00 a.m. (local time) on December 18, 2002 (the "Closing Date"), or at such other place, date and time as may be mutually agreed upon by the Company and the Investors; provided, however, that (i) the obligations of the Company and the Investors hereunder are subject in all respects to the prior receipt, by the Special Committee of the Company's Board of Directors, of an opinion (the "Fairness Opinion") of FTN Financial Securities Corp. to the effect that the sale of the Shares pursuant to this Agreement is fair, from a financial point of view, to the Company's shareholders (other than the Investors), and (ii) the obligations of the Investors hereunder are subject to:

                  (A) The Company's fling of a Certificate of Designations with respect to the Preferred Stock that is consistent in all material respects with Exhibit A and is otherwise in form and substance reasonably satisfactory to the Investors (the "Certificate of Designations");

                  (B) The Investors shall have received the opinion of Greenberg Traurig, LLP, counsel to the Company, dated as of the Closing, in form and substance reasonably satisfactory to the Investors, to the effect set forth on Exhibit B hereto; and

                  (C) The Company shall have executed and delivered to the Investors a Registration Rights Agreement, in form and substance reasonably satisfactory to the Investors, with respect to the Investors' resale of the Conversion Shares as contemplated by Section 4.04 hereof (the "Registration Rights Agreement").


            (b) Upon the Investors' purchase of the Shares at the Closing, the Company shall issue and deliver to each Investor a stock certificate evidencing the Shares purchased at the Closing. As payment in full for the Shares being purchased by it at the Closing, and against delivery of the certificates for the Shares as aforesaid on the Closing Date, each Investor shall deliver to the Company, by official check or wire transfer, the "Aggregate Subscription Price" amount set forth opposite the Investor's name on Schedule A.

                                   Article II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to each Investor as follows:

      2.01 Organization and Corporate Power. The Company is duly incorporated and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority for the ownership and operations of its properties and for the carrying on of its business as now conducted. The Company has all requisite corporate power and corporate authority to execute and deliver this Agreement, to perform all its obligations hereunder and thereunder, to issue, sell and deliver the Shares, and to issue and deliver the shares of Common Stock issuable upon conversion of the Shares (the "Conversion Shares").

      2.02 Authorization of Agreements and Validity.


            (a) The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, the issuance, sale and delivery of the Shares and the issuance and delivery of the Conversion Shares shall, prior to the Closing, be duly authorized by all requisite corporate action and will not (x) violate (i) any provision of any applicable law, or any order of any court or other agency of government applicable to the Company, (ii) the Certificate of Incorporation or Bylaws of the Company, or (iii) any provision of any material agreement or other instrument to which the Company is bound, or (y) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material agreement or other instrument.

            (b) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

            (c) Prior to the Closing, the Shares will be duly authorized, and when issued, sold and delivered in accordance with this Agreement for the consideration expressed herein, will be validly issued, fully paid and nonassessable shares with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges and encumbrances of any nature whatsoever except for restrictions on transfer under applicable Federal and state securities laws.

            (d) Prior to the Closing, the Conversion Shares will be duly reserved for issuance upon conversion of the Shares, and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges and encumbrances of any nature whatsoever except for restrictions on transfer under applicable Federal and state securities laws.

            (e) Neither the issuance, sale or delivery of the Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of shareholders of the Company, or to any right of first refusal or other right in favor of any person.

      2.03 Authorized Capital Stock. The authorized capital stock of the Company consists of (i) 5,000,000 shares of preferred stock, $.001 par value, none of which are issued or outstanding, and (ii) 60,000,000 shares of Common Stock, of which 17,783,890 shares were issued and outstanding as of September 30, 2002. All issued and outstanding shares of Common Stock of the Company are authorized and validly issued, and are fully paid and nonassessable.

      2.04 SEC Reports and Financial Statements. The Company has filed with the SEC, and has heretofore made available to the Investors, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934 (the "Exchange Act") (such forms, reports, schedules, statements and other documents, including any financial statements or schedules included herein, are referred to as the "Company SEC Documents"). The Company SEC Documents, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act, and the applicable rules and regulations of the SEC thereunder. The financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the Shares thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments, none of which will be material) the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

                                  Article III

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

      Each Investor severally represents and warrants to the Company that:

            (a) it is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act");

            (b) it has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

            (c) the Shares and Conversion Shares being purchased by the Investor are being acquired for the Investor's own account for the purpose of investment;

            (d) the Investor understands that (i) the Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 506 promulgated under the Securities Act, (ii) the Shares and the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration,

(iii) the Shares and the Conversion Shares will bear a legend to such effect, and (iv) the Company will make a notation on its transfer books to such effect;

            (e) no person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission of such Investor or any agent for the Investor;

            (f) the Investor has the power and authority to enter into and to perform this Agreement in accordance with its terms;

            (g) the execution of, and performance of the transactions contemplated by, this Agreement is not in conflict with or will not result in any material breach of any terms, conditions or provisions of, or constitute a material default under, its limited partnership agreement (in the case of Phoenix House Investments GP, Inc.) or any material agreement or other instrument to which the Investor is a party;

            (h) the Investor understands the risks involved in the purchase of the Shares and Conversion Shares, including the "Risk Factors" described in the Company's Registration Statement (the "Rights Offering Registration Statement") on Form S-1 (No. 333-99727); and

            (i) the Investor has carefully reviewed the representations concerning the Company contained in this Agreement, and to the extent desired by the Investor, has made inquiry regarding the Company, its business, prospects and personnel.

                                   Article IV

                                    COVENANTS

      4.01 Reservation of Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Shares, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Shares from time to time outstanding. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Shares, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will use reasonable efforts to obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Shares. Without limiting the generality of the foregoing, the Company agrees to promptly call a special meeting of its shareholders, file a preliminary proxy statement with the Securities and Exchange Commission and otherwise use all reasonable commercial efforts to obtain shareholder approval of the Company's issuance of the Conversion Shares as contemplated by Marketplace Rule 4350(i) of the Nasdaq Stock Market.

      4.02 Voting of Shares. Each of the Investors severally agrees to vote all shares of Common Stock beneficially owned by it in favor of any Company proposal seeking shareholder authorization to issue the Conversion Shares, including any shareholder authorization required by Rule 4350(i) of the Nasdaq Stock Market.

      4.03 Rights Offering. Promptly after the Closing, the Company will amend the Rights Offering Registration Statement to reflect a rights offering (the "Rights Offering") pursuant to which each shareholder of the Company, including the Investors, will have the right to purchase, at a per share subscription price of $0.32, 1.25 shares of Common Stock for each share of Common Stock held as of the record date for the Rights Offering (as determined by the Company's Board of Directors), and thereafter use all reasonable efforts to cause such Rights Offering Registration Statement to become and remain effective for the period of distribution contemplated thereby.

      4.04 Registration Rights. The Company and the Investors shall promptly negotiate in good faith, execute and deliver a registration rights agreement in order to provide the Investors (i) a single "demand" registration right with respect to the Investors' public offering and sale of Conversion Shares, and
(ii) unlimited "piggyback" registration rights with respect to the sale of the Conversion Shares; provided, however, in no event shall the Investors be entitled to include Conversion Shares in the Company's Rights Offering Registration Statement.

      4.05 Further Assurances. Prior to and following the Closing, the Company and the Investors shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, (i) the Company shall cause its Board of Directors to approve this Agreement and the transactions contemplated hereby, (ii) the Company shall use all reasonable efforts to obtain the Fairness Opinion, and (iii) the Company and the Investors shall negotiate in good faith and agree to the terms of the Certificate of Designations to be filed with the Delaware Secretary of State to authorize the Preferred Stock, the terms of which will be consistent in all material respects with Exhibit A.

                                   Article V

                                  MISCELLANEOUS

      5.01 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions are consummated; provided, however, that following the Closing, the Company shall on demand of Investors reimburse the Investors for up to a maximum of $50,000 of the Investors' reasonable attorneys' fees incurred in connection with the Investors' negotiation, execution, delivery and performance of this Agreement.

      5.02 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

      5.03 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida for all purposes and in all respects, without regard to the conflict of law provisions of such state.

      5.04 Entire Agreement. This Agreement, the Registration Rights Agreement and the Certificate of Designations constitute the sole and entire agreement of the parties with respect to the subject matter hereof. The Exhibit and Schedule hereto are hereby incorporated herein by reference.

      5.05 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

      5.06 Amendments and Waivers. This Agreement may be amended or modified, and provisions hereof may be waived, with the written consent of the Company and the Investors.

      5.07 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.


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
      IN WITNESS WHEREOF, the Company and the Investors have executed this Stock Purchase Agreement as of the date first above written.

                                  THE COMPANY:

                                  SMARTDISK CORPORATION


                                  By:/s/ Michael S. Battaglia
                                     -------------------------------------------
                                     Michael S. Battaglia, President and Chief
                                     Executive Officer

                                 THE INVESTORS:

                                 /s/ Addison M. Fischer
                                 -----------------------------------------------
                                 ADDISON M. FISCHER, individually


                                 PHOENIX HOUSE INVESTMENTS, LP

                                     By: PHOENIX HOUSE INVESTMENTS GP, INC.,
                                         its general partner

                                         By:/s/ Addison M. Fischer
                                            ------------------------------------
                                            Addison M. Fischer, President


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
                                   SCHEDULE A

                            PREFERRED SHARE SCHEDULE

                  NAME                            NUMBER OF                      NUMBER OF                      AGGREGATE
               OF INVESTOR                    PREFERRED SHARES           CONVERTIBLE COMMON SHARES         SUBSCRIPTION PRICE
               -----------                    ----------------           -------------------------         ------------------
Addison M. Fischer                                  171,507.2                      535,960                        $171,507.20
Phoenix House Investments, L.P.                   2,380,857.6                    7,440,180                      $2,380,857.60
                                                  -----------                    ---------                      -------------
      Total                                       2,552,364.8                    7,976,140                      $2,552,364.80
                                                  ===========                    =========                      =============

                                    EXHIBIT A

                                SUMMARY OF TERMS

                 SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

DIVIDENDS:                     A cumulative dividend on the purchase price/liquidation preference of the Preferred
                               Stock will accrue at six percent (6%) per annum (which shall automatically increase to ten percent (10%) per annum 120 days after the Closing Date if the shareholder authorization contemplated by Marketplace Rule 4350(i) of the Nasdaq Stock Market
                               shall not have been obtained by such date), payable as and when declared by the Board of Directors.  Any dividends not paid currently shall be paid (a) upon the liquidation, sale or winding up of the Company, or (b) upon redemption or conversion of the Preferred Stock.  No dividends will be paid on the Common Stock so long as the
                               Preferred Stock is outstanding.

LIQUIDATION PREFERENCE:        In the event of any voluntary or involuntary sale, liquidation, dissolution or winding up of the Company (for this purpose, certain mergers, consolidations or asset sales will be deemed liquidation), the holders of Preferred Stock shall be entitled to receive, in preference to the holders of Common Stock, an amount equal to the
                               $1.00 per share purchase price of such Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Common Stock), plus any dividends accrued but unpaid on such shares. After the payment of all such preferential amounts required to be paid to all outstanding Preferred Stock, the remaining assets shall be distributed among the holders of the outstanding Common Stock.

REDEMPTION:                    The Company shall, upon request by a majority-in-interest of the holders of Preferred
                               Stock on or after the 18-month anniversary of the Closing Date, redeem all of the shares of Preferred Stock at an amount equal to the applicable per share liquidation preference (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization), plus any accrued but unpaid dividends on such shares.  To the extent the Company may not legally redeem shares of Preferred Stock on any required date, then (i) the Company shall redeem as many Shares as legally permitted and thereafter redeem additional Shares from time to time to the extent and as soon as legally permitted, and (ii) all such redemptions shall be on a pro rata basis among the holders of the Shares.

                               If the Investors made a redemption request and the Company defaults, the holders of
                               Preferred Stock will have the right to elect that number of directors so as to have elected a majority of the Board.

VOTING RIGHTS:                 Shares of Preferred Stock shall have the right to that number of votes as is equal to the number of shares of Common Stock issuable upon any permitted conversion of the
                               Preferred Stock (i.e., initially 3,556,777 shares) and shall vote together with the
                               Common Stock as if a single class.

OPTIONAL CONVERSION:           Each share of Preferred Stock shall be convertible at any time, at the option of the holder, into shares of Common Stock at an initial conversion price equal to $0.32 per share of Common Stock (the "Conversion Price") such that each shares of Preferred
                               Stock is initially convertible into 3.125 shares of Common Stock, subject to adjustment as described below; provided, however, that in no event shall the aggregate number of shares of Common Stock issuable upon conversion of all Shares of
                               Preferred Stock issued pursuant to the Agreement exceed 3,556,777 shares unless the
                               Company (i) has obtained approval of the issuance of all shares of Common Stock issuable upon conversion of the Shares by a majority of the total votes eligible to be cast on such proposal, in person or by proxy, by the holders of the then outstanding Common Stock, or (ii) shall have otherwise obtained permission to allow such issuance without any limitation on the number of shares of Common Stock issuable on conversion of the Shares from the Nasdaq Stock Market ("Nasdaq"), or (iii) is no longer governed by a rule promulgated by a stock exchange, Nasdaq or other applicable body prohibiting the issuance of Common Stock upon conversion of the Shares in excess of 19.99% of the number of shares of Common Stock outstanding on the date hereof (the
                               "Outstanding Common Amount") without shareholder approval. Initially, the 2,552,364.8
                               Shares of Preferred Stock shall be convertible into 7,976,140 shares of Common Stock
                               (i.e., 1.25 shares for each of the 6,380,912 shares of Common Stock currently held by the Investors).

MANDATORY CONVERSION           In the event the Company (i) obtains approval of the issuance of all shares of Common
                               Stock issuable upon conversion of the Shares by a majority of the total votes eligible to be cast on such proposal, in person or by proxy, by the holders of the then outstanding Common Stock, or (ii) shall otherwise obtain permission from Nasdaq to allow such issuances without any limitation on the number of shares of Common
                               Stock issuable upon conversion of the Shares, or (iii) is no longer governed by a rule promulgated by a stock exchange, Nasdaq or other applicable body prohibiting the issuance of Common Stock upon conversion of the Shares in excess of 19.99% of the
                               Outstanding Common Amount, then all of the outstanding Shares of Preferred Stock shall automatically convert into shares of Common Stock at the Conversion Price.

ANTIDILUTION PROVISIONS:       The Conversion Price of the Preferred Stock shall be adjusted proportionally upon the occurrence of any stock dividend, stock split, reverse stock split, combination or other similar recapitalization affecting the Common Stock.

PROTECTIVE                     The consent of the holders of a majority of the outstanding Shares shall be required
PROVISIONS:                    for any action which (i) authorizes or issues additional shares of Preferred Stock or any shares of capital stock having rights (in terms of voting or otherwise) or liquidation, dividend or other preferences equal or senior to the Preferred Stock,
                               (ii) involves the sale of Common Stock at a per share price below $0.32, or (iii)
                               involves the Company's incurrence of indebtedness for borrowed money in excess of
                               $1,000,000 in the aggregate.

                                    EXHIBIT B

                         FORM OF COMPANY COUNSEL OPINION

      1. The execution and delivery by the Company of the Agreement, the performance by the Company of its obligations thereunder, the issuance, sale and delivery of the Shares and the issuance and delivery of the Conversion Shares has been duly authorized by all requisite corporate action and does not (x) violate (i) any provision of any applicable law, or any order of any court or other agency of government applicable to the Company, the violation of which would have a material adverse effect on the Company, (ii) the Certificate of Incorporation or Bylaws of the Company, or (iii) to the knowledge of such counsel, any provision of any material agreement or other instrument to which the Company is bound, or (y) to the knowledge of such counsel, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material agreement or other instrument.

      2. The issuance of the Shares pursuant to the Agreement does not violate Nasdaq Marketplace Rule 4350(i).

      3. The Investors shall be entitled to vote (which vote shall be counted) all shares of Common Stock held of record by them (as of the record date of such vote) in favor of the approval of the Company's issuance of the Conversion Shares as contemplated by Nasdaq Marketplace Rule 5430(i).